UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2006

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities

On August 28, 2006 (the “Closing Date”), Iconix Brand Group, Inc., (“Registrant”) completed the acquisition of the London Fog trademarks and certain related intellectual property assets (the “Assets”) from London Fog Group Inc. (“LFG”) for $30.5 million in cash and 482,423 shares of the Registrant’s common stock (the “Shares”). In addition, if the market value of the stock portion of the purchase price is less than $7.0 million on the date the Registration Statement (defined below) has been declared effective by the Securities and Exchange Commission, the Registrant will be required to issue such number of additional shares of the Registrant’s common stock as makes the total stock portion of the purchase price equal in value to $7.0 million as of such date.

The financing for this acquisition was accomplished through the private placement on August 28, 2006 by the Registrant’s subsidiary, IP Holdings LLC, of its asset-backed notes, secured by the intellectual property assets owned by IP Holdings (including the acquired Assets), together with approximately $3.1 million of the Registrant’s funds. The issuance of the asset-backed notes raised $29 million in new financing for IP Holdings (before giving effect to the payment of expenses related to their issuance and required deposits to reserve accounts), and approximately $130.9 million principal amount of the asset-backed notes were exchanged for all of the outstanding asset-backed notes previously issued by IP Holdings.

The $29 million principal amount of asset-backed notes representing the new financing portion of the private placement were used as follows: $27.5 million was paid to the seller of the Assets, approximately $112,500 was used to pay costs associated with the issuance of such notes and $1.35 million was deposited in a liquidity reserve account as required by the holder of the asset-backed notes.

Of the $159.9 principal amount of IP Holdings’ asset-backed notes outstanding immediately following the acquisition of the Assets, $56.7 million principal amount has a term of six years and bears interest at 8.45% per annum, $25.2 million principal amount has a term of six years and bears interest at 8.12% per annum and $78.0 million principal amount has a term of six and a half years and bears interest at 8.99% per annum.

The Registrant has agreed to file a registration statement (the “Registration Statement”) covering the resale of the Shares and will be required to pay certain penalties if the Registration Statement is not declared effective by the Securities and Exchange Commission within 60 days after the Closing Date.

The Shares were issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under 4(2) of the Act. The issuance of the Shares did not involve any public offering; the Registrant made no solicitation in connection with the issuance of the Shares other than communications with the Seller and its designees; the Registrant has obtained representations from the recipient of the Shares regarding their investment intent, experience and sophistication; the recipients of the Shares had access to adequate information about the Registrant in order to make informed investment decisions and the certificates representing the Shares were issued with restricted securities legends.

In consideration for the purchase of the Assets by IP Holdings from the Registrant, IP Holdings paid to the Registrant $29 million and issued it limited liability interests in IP Holdings. IP Holdings’ asset-backed notes are secured by the Assets, as well as by other intellectual property assets owned by IP Holdings. The asset-backed notes were issued pursuant to a Fifth Amended and Restated Indenture between IP Holdings and Wilmington Trust Company, as trustee, and were purchased by Mica Funding, LLC pursuant to a Note Purchase Agreement among the Registrant, IP Holdings and Mica Funding, LLC. The payment of the principal of and interest on the asset-backed notes will be made from amounts received by IP Holdings under license agreements with various licensees of the Assets and IP Holdings’ other intellectual property assets. The Registrant is not obligated, and the Registrant’s assets are not available, to pay any amounts with respect to the asset-backed notes if amounts received under such license agreements are insufficient to make such payments. IP Holdings’ assets are not available to pay any obligations of the Registrant.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Asset Purchase Agreement, the Indenture, the Stock Issuance and Registration Rights Agreement and the Note Purchase Agreement, which are filed with this Report as Exhibit 2.1, Exhibit 4.1, Exhibit 10.1 and Exhibit 99.1, respectively and are incorporated herein by reference. The Asset Purchase Agreement, the Indenture, the Stock Issuance and Registration Rights Agreement and the Note Purchase Agreement have been so filed to provide investors with information regarding their respective terms and are not intended to provide any other factual information about the Registrant or LFG. The Asset Purchase Agreement, the Indenture, the Stock Issuance and Registration Rights Agreement and the Note Purchase Agreement each contain representations and warranties the parties thereto made to and solely for the benefit of the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the Asset Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit 2.1*	Asset Purchase Agreement, dated as of August 21, 2006, between the Registrant and London Fog Group, Inc.

Exhibit 4.1*	Fifth Amended and Restated Indenture dated as of August 28, 2006 by and between IP Holdings LLC, as issuer, and Wilmington Trust Company as Trustee.

Exhibit 10.1	Stock Issuance and Registration Rights Agreement dated as of August 28, 2006, by and among the Registrant and DDJ Capital Management, LLC.

Exhibit 99.1*	Note Purchase Agreement by and among IP Holdings LLC, the Registrant, and Mica Funding, LLC, dated August 28, 2006.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Iconix Brand Group, Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By: /s/ Warren Clamen
Warren Clamen
Chief Financial Officer
Date: August 31, 2006